Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Marcy Graham	Jessica Rowlands
Vice President, Investor Relations & Corporate Communications	Feinstein Kean Healthcare
mgraham@atyrpharma.com	jessica.rowlands@fkhealth.com
858-223-1163	202-729-4089

ATYR PHARMA ANNOUNCES FIRST QUARTER 2015 OPERATING RESULTS

Expands Resolaris™ Franchise: Selects Specific Indication for Phase 1b/2 Trial in Limb-Girdle Muscular Dystrophy

SAN DIEGO – June 18, 2015 – aTyr Pharma, Inc. (Nasdaq: LIFE) a biotherapeutics company engaged in the discovery and development of Physiocrine-based therapeutics to address severe rare diseases, today announced operating results for the first quarter 2015. The Company successfully completed its initial public offering following the end of the quarter on May 12, 2015, with estimated net proceeds of $76.9 million. Total cash and investments are expected to be approximately $145 million as of June 30, 2015.

Proceeds raised during the first half of 2015 will be used to fund operations, including the ongoing Phase 1b/2 clinical trial of Resolaris™, a first-in-class protein therapeutic, in adult patients with facioscapulohumeral muscular dystrophy (FSHD), as well expansion into other forms of muscular dystrophy. While estimates of FSHD prevalence vary, we believe approximately 19,000 people suffer from adult or juvenile forms of FSHD in the US. The Company plans to initiate a Phase 1b/2 clinical trial in early onset FSHD patients, expected to begin in the third quarter of 2015.

After evaluating a number of muscular dystrophies (MD), including Duchenne muscular dystrophy and a broad class of MD indications of more than 20 rare genetic conditions known as the limb-girdle muscular dystrophies (LGMD), the Company has selected LGMD 2B as its next expansion indication after early onset FSHD. LGMD affects an estimated 16,000 patients in the U.S., approximately 3,000 of whom have LGMD 2B. The Company expects to move forward with a Phase 1b/2 clinical trial of Resolaris™ in LGMD 2B beginning in the fourth quarter of 2015.

Additionally, plans to expand clinical trials of Resolaris™ into specific indications in interstitial lung disease, or ILD, are currently being evaluated to identify those most appropriate for initial clinical assessment, with a Phase 1b/2 trial expected to begin in the first half of 2016.

The Company expects to protect its expanding pipeline of innovative therapeutics for patients with severe rare disease with its growing patent estate. At the close of the first quarter 2015, the Company solely owned or exclusively licensed 34 patents and has since received additional allowances, increasing the total number of granted or allowed patents to 45.

First Quarter Results

Research and development expenses were $6.6 million for the quarter ended March 31, 2015, as compared to $4.4 million in the same period one year ago. The increase primarily relates to a one-time $1.4 million non-cash expense for the assignment of certain intellectual property rights. Additional expenses are associated with development of and clinical trials for Resolaris™ and preclinical research efforts targeting the potential therapeutic application of other Physiocrines in additional rare diseases.

The Company expects its research and development expense to continue to increase with its Resolaris™ franchise expansion activities, including the clinical development of Resolaris™, the first protein therapeutic from the Resokine Pathway; advancements in the development of a second program leveraging the Resokine pathway using an iMod.Fc protein therapeutic; and continued engagement in additional research and development activities relating to the therapeutic applications of Physiocrines beyond the Resokine pathway.

General and administrative expenses were $2.3 million and $1.5 million for the quarters ended March 31, 2015 and 2014, respectively. The increases relate primarily to employee-related costs including stock-based compensation and benefits, intellectual property-related projects and professional services and fees.

The Company expects general and administrative expenses to increase substantially to support the continued development of its product candidates and the costs associated with operating as a public company, which includes supporting regulatory and listing requirements, insurance and investor relations. These increases will also include the cost of additional personnel and fees to outside consultants, among other expenses.

Net losses for the first quarter of 2015 were $9.1 million, as compared to $6.1 million for the first quarter of 2014. The number of shares outstanding was 23.6 million as of the close of the initial public offering on May 12, 2015.

About aTyr Pharma

aTyr Pharma is engaged in the discovery and clinical development of innovative medicines for patients suffering from severe rare diseases using its knowledge of Physiocrine biology, a newly discovered set of physiological modulators. The Company’s lead candidate, Resolaris™, is a first-in-class intravenous protein therapeutic for the treatment of rare myopathies with an immune component. Resolaris™ is currently in a Phase 1b/2 clinical trial in adult patients with facioscapulohumeral muscular dystrophy (FSHD). Trials are planned in additional indications, including early onset FSHD and limb-girdle muscular dystrophy (LGMD) 2B. Trials are also planned for indications in interstitial lung disease (ILD).

To protect this pipeline, aTyr built an intellectual property estate comprising 45 issued or allowed patents and over 240 pending patent applications that are solely owned or exclusively licensed by aTyr. aTyr’s key programs are currently focused on severe, rare diseases characterized by immune dysregulation, for which there are currently limited or no treatment options. The Company was founded by Professors Paul Schimmel, Ph.D. and Xiang-Lei Yang, Ph.D., two leading aminoacyl tRNA synthetase scientists at The Scripps Research Institute.

For more information, please visit http://www.atyrpharma.com.

Forward Looking Statement

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements regarding the potential of Resolaris, the ability of the Company to undertake certain development activities (such as clinical trial enrollment and the conduct of clinical trials) and accomplish certain development goals, expected cash and investment balances and the timing of initiation of additional clinical trials reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the discovery, development and regulation of our Physiocrine-based product candidates, as well as those set forth in the prospectus for our recent offering of common stock that was filed with the SEC on May 7, 2015. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ATYR PHARMA INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Operating expenses:
Research and development	$6,593	$4,388
General and administrative	2,329	1,542

Total operating expenses	8,922	5,930

Loss from operations	(8,922)	(5,930)
Other income (expenses), net	(149)	(163)

Net loss	(9,071)	(6,093)
Accretion to redemption value of redeemable convertible preferred stock	—	(138)

Net loss attributable to common stockholders	$(9,071)	$(6,231)

Net loss per share attributable to common stockholders, basic and diluted	$(9.39)	$(7.87)

Weighted average shares outstanding, basic and diluted	966,322	791,283

ATYR PHARMA INC.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Cash, cash equivalents and investment securities	$54,512	$15,853
Other assets	3,554	2,866
Property and equipment, net	1,839	1,925

Total assets	$59,905	$20,644

Accounts payable, accrued expenses and other liabilities	$7,104	$5,759
Current portion of commercial bank debt	3,190	3,134
Convertible promissory note	2,000	2,000
Commercial bank debt, net of current portion	4,322	5,142
Redeemable convertible preferred stock	141,295	95,619
Stockholders’ deficit	(98,006)	(91,010)

Total liabilities and stockholders’ deficit	$59,905	$20,644

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